GTT Reports First Quarter 2015 Financial Results
Revenue Grew 31% to $62.4 Million
Adjusted EBITDA Grew 32% to $11.1 Million

McLean, VA, May 7, 2015 - GTT Communications, Inc. (“GTT”) (NYSE: GTT), the leading global cloud networking provider to multinational clients, today announced its financial results for the first quarter ended March 31, 2015. Highlights include:

First Quarter

•	Revenue increased 31.4% from first quarter 2014, and increased 34.1% in constant currency

•	Gross margin expanded 250 basis points to 39.5% compared to 37.0% in first quarter 2014

•	Adjusted Earnings before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased by 32.4% to $11.1 million compared to $8.4 million in the first quarter of 2014

•
Unlevered Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $7.7 million, compared to $6.7 million in the first quarter of 2014; capital expenditures were $3.4 million in the first quarter of 2015and $1.7 million in the first quarter of 2014

*See “Annex A: Non-GAAP Financial Information-Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

Subsequent Events

•
On April 1, 2015, GTT completed the acquisition of the MegaPath Managed Services business for $152.3 million; $134.8 million in cash and the assumption of capital leases, as well as $7.5 million in GTT common stock were paid at closing, with $10 million to be paid in cash on the 1-year anniversary of closing, subject to certain adjustments

•	On April 1, 2015, GTT entered into an amended credit agreement consisting of a $230 million term loan, a $25 million revolving line of credit, and a $50 million uncommitted incremental credit facility

“GTT’s first quarter 2015 performance was strong, reflecting the benefits of the UNSi integration that was completed in the fourth quarter and additional organic sales and install growth,” stated Rick Calder, President and CEO. “We are now integrating the MegaPath acquisition, which offers a high quality customer base at a higher gross margin than our historical average by virtue of the portfolio of managed services. To date, we have announced our go-forward organization and expect to integrate systems and networks and realize full synergies at a target EBITDA multiple of 5-6x or better by the end of the third quarter. With this strong start to the year, we remain focused in 2015 on driving growth through organic and strategic initiatives to emerge as the clear leader in serving the unique cloud networking needs of multinational clients with speed, simplicity and agility. We are well on our way toward achieving our financial objectives of $400 million in revenue and $100 million in Adjusted EBITDA.”

On a sequential basis, first quarter 2015 reported revenue declined by 0.5% compared to fourth quarter 2014, due to the impact of foreign currency translation. On a constant currency basis, first quarter 2015 revenue increased 1.2% from fourth quarter 2014. Adjusted EBITDA was only nominally affected by foreign currency translation, as weaker foreign currency also lowered GTT’s cost of revenue and SG&A expense. First quarter 2015 gross margin expanded by 150 basis points compared to fourth quarter 2014, through continued network integration, higher-margin service installs, and additional network cost efficiencies. First quarter 2015 Adjusted EBITDA grew 10% compared to fourth quarter 2014 primarily as a result of gross margin expansion.

“GTT delivered solid growth this quarter, particularly excluding foreign currency, and UNSi integration synergies drove further expansion in operating leverage,” stated Mike Sicoli, Chief Financial Officer. “With a capex-light business model generating high levels of unlevered free cash flow, additional scale and margin expansion from the integration of MegaPath, a strong liquidity position and a flexible capital structure, we are well positioned to deliver continued strong financial results in 2015.”

Conference Call Information
GTT will hold a conference call on Thursday, May 7, 2015 at 10:00 A.M. Eastern Time to discuss its results for the quarter ended March 31, 2015. To participate in the live conference call, interested parties may dial 1.888.523.1228 or +1.719.325.2448, entering passcode 5697986 and asking for the GTT call or via webcast at www.gtt.net.

A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.888.203.1112 or +1.719.457.0820 and using the passcode 5697986. The webcast will be archived in the investor relations section of the company’s web site.

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of GTT Communications, Inc., with respect to current events and financial performance. From time to time, GTT Communications, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT operates a global Tier 1 IP network connecting to any location in the world and with any application in the cloud. Our cloud networking services provide a better way for multinational clients to embrace the cloud. Our clients trust us to deliver solutions with simplicity, speed and agility so they can compete effectively in the global economy. For more information, visit www.gtt.net.

Please contact:

GTT Investor Relations:
Jody Burfening/Carolyn Capaccio, LHA
1.212.838.3777
ccapaccio@lhai.com

GTT Media Inquiries:
Ann Rote, GTT
1.703.677.9941
ann.rote@gt-t.net

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2015	March 31, 2014
Revenue:
Telecommunications services sold	$62,353	$47,469

Operating expenses:
Cost of telecommunications services provided	37,697	29,888
Selling, general and administrative expense	14,869	9,656
Depreciation and amortization	7,498	5,556

Total operating expenses	60,064	45,100

Operating income	2,289	2,369

Other expense:
Interest expense, net	(1,581)	(2,410)
Other expense, net	(48)	(8,879)

Total other expense	(1,629)	(11,289)

Income (loss) before income taxes	660	(8,920)

(Benefit from) provision for income taxes	(407)	746

Net income (loss)	$1,067	$(9,666)

Income (loss) per share:
Basic	$0.03	$(0.41)
Diluted	$0.03	$(0.41)

Weighted average shares:
Basic	33,935,481	23,444,384
Diluted	34,659,757	23,444,384

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$52,087	$49,256
Accounts receivable, net of allowances of $871 and $878, respectively	29,084	29,328
Deferred contract costs	3,457	2,351
Prepaid expenses and other current assets	3,345	3,913
Total current assets	87,973	84,848
Property and equipment, net	22,675	25,184
Intangible assets, net	54,222	58,630
Other assets	7,672	7,933
Goodwill	92,683	92,683
Total assets	$265,225	$269,278
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	21,221	$20,336
Accrued expenses and other current liabilities	31,200	35,464
Short-term debt	7,156	6,188
Deferred revenue	8,709	8,340
Total current liabilities	68,286	70,328
Long-term debt	115,094	117,438
Deferred revenue	609	766
Other long-term liabilities	3,040	3,180
Total liabilities	187,029	191,712
Commitments and contingencies
Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 34,026,212, and 33,848,543 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	3	3
Additional paid-in capital	168,701	167,678
Accumulated deficit	(88,138)	(89,205)
Accumulated other comprehensive loss	(2,370)	(910)
Total stockholders' equity	78,196	77,566
Total liabilities and stockholders' equity	$265,225	$269,278

ANNEX A: Non-GAAP Financial Information

GTT provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and unlevered Free Cash Flow. EBITDA, Adjusted EBITDA and unlevered Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude costs associated with employee terminations, stock-based compensation, and certain non-cash or non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures used by management for planning and forecasting future periods. GTT further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures, although GTT’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.

In addition to Adjusted EBITDA, GTT management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance, rather than a cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations.

The following is a reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow from Net Loss (amounts in thousands):

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net income (loss)	$1,067	$(7,652)	$(9,666)
(Benefit from) provision for income taxes	(407)	1,272	746
Interest and other, net	1,629	1,830	11,289
Depreciation and amortization	7,498	8,010	5,556
EBITDA	9,787	3,460	7,925
Restructuring costs, employee termination and other items	—	6,083	—
Non-cash compensation	1,359	603	489
Adjusted EBITDA	$11,146	$10,146	$8,414

Purchases of property and equipment	(3,433)	(2,761)	(1,719)
Unlevered Free Cash Flow	7,713	7,385	6,695

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